EXHIBIT 99.1

Altair Nanotechnologies Announces Extension of Share Subscription Agreement with Canon Investment Holdings

RENO, NV – February 16, 2011 – Altair Nanotechnologies Inc. (Nasdaq: ALTI) (the “Company”) today announced that the Company and Canon Investment Holdings Limited (“Canon”) have entered into a First Amendment to Share Subscription Agreement (the “Amendment”) to the Share Subscription Agreement dated September 20, 2010 (the “Agreement”) between the Company and Canon.   Pursuant to the terms of the Agreement and the Amendment, Canon has agreed to acquire newly issued shares of the Company’s common stock resulting in a 51% ownership immediately upon the closing.  The Amendment, among other things, extends the closing deadline and the closing date for the proposed acquisition to May 17, 2011.

In addition, the Amendment allows the Company to raise additional capital from third parties prior to May 1, 2011 through issuances of shares of common stock and/or warrants for up to 20% of the Company’s outstanding shares of common stock, subject to an aggregate offering cap of US$7,500,000 if any issuance is made at a price (taking into account the implied value of any warrants issued in connection with such issuance) lower than US$1.5528, the per share price at which Canon will be acquiring newly issued shares of the Company’s common stock.  In addition, if the Company makes any issuance at a price (taking into account the implied value of any warrants issued in connection with such issuance) lower than US$1.5528, Canon will have the ability to terminate the Agreement.

The Amendment further includes provisions deferring the purchase and sale of nLTO under the Conditional Supply and Technology Licensing Agreement entered into by and among the Company, Canon and/or their respective subsidiaries for six months or, if later, until the parties have resolved issues relating to the transfer of technology.

The Company has retained JMP Securities as its investment banker to secure the alternative financing described above.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altairnano is a leading provider of fast response battery systems technology. Altairnano’s lithium-titanate based battery systems are among the highest performing in the world, and are used primarily to provide regulation and renewable integration in the areas of mass transit and stationary power. For more information, please visit Altairnano at www.altairnano.com.

Forward-Looking Statements

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risk that the remaining differences between the parties cannot be resolved or that various other conditions to the closing of the Canon transaction may not be satisfied and, as a result, the transaction may not close; and that if it does close significant cultural and business differences may make it difficult to realize the anticipated benefits. In addition, other risks are identified in the Company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:
Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310.541.6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310.541.6824
therbert@cleantech-ir.com
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